OLD JERESY OIL VENTURES, LLC



March 31, 2004


Mr. Stephen F. Noser VTEX Energy, Inc.
8303 Southwest Freeway, Suite 950
Houston, Texas 77074

Dear Steve:

This letter will constitute your authority to act as agent for Old Jersey Oil Ventures, LLC in filing form 13G with the Securities and Exchange Commission.


Sincerely,

/S/ Eugene A. Noser, Jr.
-------------------------
Eugene A. Noser, Jr.
President